Exhibit 10.15
FACILITY LIMIT INCREASE AGREEMENT

This Facility Limit Increase Agreement (this “Facility Limit Increase Agreement”) is made as of December 29, 2025.

This Facility Limit Increase Agreement is delivered pursuant to Section 2.11 of that certain Amended and Restated Note Purchase Agreement, dated as of June 8, 2018 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), among Alliance Laundry Equipment Receivables Trust 2015-A, as the Issuer (the “Issuer”), Alliance Laundry Systems LLC, as the Servicer, Alliance Laundry Equipment Receivables 2015 LLC, as the Transferor, PNC Bank, National Association, as the Administrative Agent, PNC Capital Markets LLC, as the Structuring Agent, and the Note Purchasers and Funding Agents from time to time party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

The Committed Purchasers party hereto that have agreed to increase their respective Commitments in accordance with Section 2.11 of the Note Purchase Agreement (the “Increasing Purchasers”) agree as follows:

1.Each Increasing Purchaser agrees to increase its Commitment.

2. Following the execution of this Facility Limit Increase Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Facility Limit Increase Agreement (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule I.

3.Upon such execution and delivery to the Administrative Agent, as of the Effective Date, each Increasing Purchaser shall have a new Commitment as specified on Schedule I.

4.This Facility Limit Increase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.This Facility Limit Increase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Facility Limit Increase Agreement by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Facility Limit Increase Agreement.

6.Limited Waiver.

a.Pursuant to Section 2.11 of the Note Purchase Agreement, the Issuer may increase the Facility Limit to an amount not to exceed $530,000,000; provided that the Issuer satisfy each requirement of Section 2.11 of the Note Purchase Agreement (each, a “Facility Limit Increase Requirement”), including, without limitation, delivering a Facility Limit Increase Request (as defined in the Note Purchase Agreement) at least twenty (20) Business Days prior to the Effective Date.

b.The Issuer has delivered that certain Facility Limit Increase Request, dated as of December 8, 2025 (the “2025 Facility Limit Increase Request”), which such 2025 Facility Limit Increase Request was not delivered at least twenty (20) Business Days prior to the Effective Date (the “Notice Requirement”), and the Issuer hereby requests that the other parties hereto waive the Notice Requirement.

c.Pursuant to Section 8.1 of the Note Purchase Agreement, each other party hereto hereby waives, on a limited basis, the Notice Requirement solely with respect to the 2025 Facility Limit Increase Request.

d.For the avoidance of doubt, the limited waiver granted hereunder shall not apply to any Facility Limit Increase Requirement other than the Notice Requirement. The waiver set forth in the immediately preceding paragraph is a one-time waiver and is limited to its express terms. The execution, delivery and effectiveness of this Facility Limit Increase Agreement shall not operate as a waiver of any right, power or remedy of an Increasing Purchaser or the Administrative Agent nor constitute a waiver of any provision of the Note Purchase Agreement, any Basic Document or any other documents, instruments and agreements executed and/or delivered in connection therewith except to the limited extent specifically set forth in this paragraph 6. Additionally, nothing contained in this Facility Limit Increase Agreement shall be construed to modify or in any way amend Section 2.11 of the Note Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Facility Limit Increase Agreement to be duly executed by their respective officers as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, as an Increasing Purchaser

By:	/s/ Nina Austin
Name: Nina Austin
Title: Senior Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as an Increasing Purchaser

By:	/s/ Shep Griswold
Name: Shep Griswold
Title: Officer

ACCEPTED AND APPROVED:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Nina Austin
Name: Nina Austin
Title: Senior Vice President

ISSUER:

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, as the Issuer

By: Alliance Laundry Systems LLC,
not in its individual capacity but solely as Administrator of the Issuer

By:	/s/ Dean Nolden
Name: Dean Nolden
Title: Chief Financial Officer

SCHEDULE I
to
FACILITY LIMIT INCREASE AGREEMENT

INCREASING PURCHASERS

Committed Purchaser:	PNC Bank, National Association
Committed Purchaser’s new Commitment:	$371,000,000.00

Committed Purchaser:	Fifth Third Bank, National Association
Committed Purchaser’s new Commitment:	$159,000,000.00